UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2012 (February 3, 2012)

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 150

Minnetonka, MN 55305

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (612) 629-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 3, 2012, Two Harbors Investment Corp. (the “Company”), through its wholly-owned subsidiary Two Harbors Property Investment LLC (“Subsidiary”), entered into an Acquisition Services Agreement, a Property Management Agreement and a side letter agreement regarding certain fees, in each case with Silver Bay Property Management LLC (“Silver Bay”). Silver Bay is a joint venture between Provident Real Estate Advisors LLC and an affiliate of the Company’s external manager, PRCM Advisers LLC.

Acquisition Services Agreement

Under the Acquisition Services Agreement, Silver Bay will, among other things (i) assist Subsidiary in identifying and acquiring a portfolio of single family or other residential properties in various geographic areas throughout the U.S., (ii) identify qualified properties that meet the investment criteria established by Subsidiary, and (iii) perform due diligence, obtain inspections, negotiate offers and facilitate closings on the properties. The Acquisition Services Agreement has an initial term of one year (subject to termination on 10 days’ notice by either party) and renews for successive six-month periods upon mutual written agreement.

Pursuant to the side letter, if during the term of the Acquisition Services Agreement Silver Bay is the procuring cause of the purchase of a single-family residential property, Subsidiary will pay Silver Bay a one-time acquisition fee in the amount of $2,000 per property.

Property Management Agreement

Under the Property Management Agreement, Silver Bay will, among other things (i) operate, maintain, repair, manage and lease residential properties, (ii) market such properties and sign lease agreements with Silver Bay as the property manager and (iii) collect rental income for the benefit of Subsidiary and its affiliates. The Property Management Agreement has an initial term of one year (subject to termination on 90 days’ notice by either party) and automatically renews for successive one year terms unless notice of non-renewal is given.

Pursuant to the side letter, Subsidiary is obligated to pay Silver Bay for various services provided under the Property Management Agreement, including: (i) a monthly management fee equal to the greater of (a) six percent (6%) of the gross collections (less security deposits) derived from the properties in the prior month or (b) $50 per property (excluding, however, any vacant property); (ii) a one-time $500 per property fee for the leasing of a property to a new tenant and a one-time $200 per property fee for each renewal of an annual lease term to an existing tenant; (iii) if Subsidiary voluntary terminates the Property Management Agreement, a termination fee for each property under management as of the voluntary termination date which (a) if during the initial one year term shall be the greater of $250 or an amount equal to the aggregate management fee that is payable to Silver Bay for the remainder of the term and (b) if during any renewal term, shall be $100; (iv) in the event Subsidiary elects not to renew the Property Management Agreement in the first two one-year terms, a non-renewal fee of $100 for each property that is under management as of the non-renewal date; and (v) certain maintenance and rehabilitation fees associated with ongoing maintenance and repairs to the properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

By:	/s/ TIMOTHY W. O’BRIEN
Timothy O’Brien
Secretary and General Counsel

Date: February 7, 2012